EXHIBIT 10.2

SUBSIDIARY GUARANTOR JOINDER AGREEMENT

THIS SUBSIDIARY GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of September 29, 2014, is by and between ST. JOSEPH MISSOURI PROPERTY, L.L.C. a Delaware limited liability company (the “Subsidiary”), and BANK OF AMERICA, N. A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of May 14, 2014, by and among Aviv Healthcare Properties Limited Partnership (the “Parent Borrower”) and Aviv Healthcare Capital Corporation (the “Subsidiary Borrower” and together with the Parent Borrower, the “Borrowers”), AVIV REIT, INC. (the “REIT Guarantor”), the other Guarantors party thereto, the Lenders and BANK OF AMERICA, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Credit Parties are required under the provisions of Section 6.14(b) of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantor contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent and each other holder of the Obligations, as provided in Article XI of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The address of the Subsidiary for purposes of all notices and other communications is described on Schedule 10.02 of the Credit Agreement.

3. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary upon the execution of this Agreement by the Subsidiary.

4. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Subsidiary has caused this Subsidiary Guarantor Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

ST. JOSEPH MISSOURI PROPERTY, L.L.C.,
a Delaware limited liability company

By:	AVIV FINANCING II, L.L.C.,
a Delaware limited liability company, its sole member

	By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

		By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

			By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

				By:	/s/ Steven J. Insoft
				Name:	Steven J. Insoft
				Its:	President and Chief Operating Officer

[ADDITIONAL SIGNATURES FOLLOW]

Acknowledged and accepted:

BANK OF AMERICA, N. A., as Administrative Agent

By:	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Vice President